Exhibit 99.1
Torrid Reports First Quarter 2026 Results and Fiscal 2026 Guidance
•Exceeded First Quarter Net Sales guidance
•First Quarter Net Income of $0.4 million
•Delivered First Quarter Adjusted EBITDA(1) at the high end of guidance

CITY OF INDUSTRY, Calif. – June 2, 2026 – Torrid Holdings Inc. (“Torrid” or the “Company”) (NYSE: CURV), a direct-to-consumer apparel, intimates, and accessories brand in North America for women sizes 10 to 30, today announced its financial results for the first quarter ended May 2, 2026.
Lisa Harper, Chief Executive Officer, stated, “We are pleased to report first quarter net sales of $245.8 million, slightly above our guidance, and adjusted EBITDA(1) of $17.6 million at the high end of our guidance range. These results reflect disciplined execution across our strategic initiatives and signal progress in positioning us for comparable sales growth in the back half of the year and beyond. Our portfolio of five Sub-Brands is off to a strong start, and our Opening Price Point strategy has proven to be both a meaningful conversion driver and a basket-building lever.”
Harper continued, “With our product and pricing foundation in place and the completion of our store optimization program, our primary focus for 2026 is customer file growth through acquisition, reactivation, and retention. We have strengthened our marketing capabilities with AI-powered personalization and improved paid media ROAS. We are also relaunching our Casting Call platform in July as a year-round customer engagement initiative. This is a powerful community ambassadorship program, and we are scaling it significantly this year with a Times Square activation and store events throughout the country. Together, these initiatives are positioned to deliver improved performance - with meaningful benefits expected in the second half of the year — and to create lasting shareholder value.”
Financial Highlights for the First Quarter of Fiscal 2026
•Net sales decreased 7.6% to $245.8 million compared to $266.0 million for the first quarter of last year. Comparable sales(2) decreased 1.7% in the first quarter.
•Gross profit margin was 35.3% compared to 38.1% in the first quarter of last year.
•Net income of $0.4 million, or $0.00 per share, compared to net income of $5.9 million, or $0.06 per share in the first quarter of last year.
•Adjusted EBITDA(1) was $17.6 million, or 7.2% of net sales, compared to $27.1 million, or 10.2% of net sales, in the first quarter of last year.
•In the first quarter, we closed 20 Torrid stores as part of the Store Footprint Optimization Project. The total store count at quarter end was 463 stores.
First Quarter Fiscal 2026 Financial and Operating Metrics

	Three Months Ended
	May 2, 2026	May 3, 2025
Net sales (in thousands)	$245,800	$265,965
Comparable sales(2)	(1.7)%	(3.5)%
Number of stores (as of end of period)	463	632
Net income (in thousands)	$414	$5,940
Adjusted EBITDA(A) (in thousands)	$17,639	$27,128

(A)Refer to “Non-GAAP Reconciliation” below for a reconciliation of net income to Adjusted EBITDA(1).

Balance Sheet and Cash Flow
Cash and cash equivalents in the first quarter of fiscal 2026 totaled $22.8 million. Total liquidity at the end of the first quarter, including available borrowing capacity under our revolving credit agreement, was $100.0 million.
Net cash provided by operations for the first quarter ended May 2, 2026 was $11.2 million, compared to net cash used in operations of $18.0 million for the first quarter ended May 3, 2025.
Outlook:
For the second quarter of fiscal 2026 the Company expects:
•Net sales between $232 million and $240 million.
•Adjusted EBITDA(1) between $12 million and $16 million.
For the full year fiscal 2026 the Company expects:
•Net sales between $940 million and $960 million.

•Adjusted EBITDA(1) between $65 million and $75 million.
•Capital expenditures between $8 million and $10 million.
The above outlook is based on several assumptions, including, but not limited to, the macroeconomic challenges in the industry in fiscal 2026. The above outlook does not take into consideration the volatility of tariff changes, tariff rebates/refunds, or its impact on inflation or consumer demand. See “Forward-Looking Statements” for additional information.
Conference Call Details
A conference call to discuss the Company’s first quarter fiscal 2026 results is scheduled for June 4, 2026, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-9208 or (201) 493-6784 for international callers. The conference call will also be webcast live at https://investors.torrid.com. For those unable to participate, a replay of the conference call will be available approximately three hours after the conclusion of the call until June 18, 2026.
Notes
(1)Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for additional information on non-GAAP financial measures and the accompanying table for a reconciliation to the most comparable GAAP measure. The Company does not provide reconciliations of the forward-looking non-GAAP measures of Adjusted EBITDA to the most directly comparable forward-looking GAAP measure because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
(2)Comparable sales for any given period are defined as the sales of Torrid’s e-Commerce operations and stores that it has included in its comparable sales base during that period. The Company includes a store in its comparable sales base after it has been open for 15 full fiscal months. If a store is closed during a fiscal year, it is only included in the computation of comparable sales for the full fiscal months in which it was open. The Company also determines when certain store remodels and relocations are reintegrated into our comparable sales base. Partial fiscal months are excluded from the computation of comparable sales. Comparable sales allow the Company to evaluate how its unified commerce business is performing exclusive of the effects of non-comparable sales and new store openings. The Company applies current year foreign currency exchange rates to both current year and prior year comparable sales to remove the impact of foreign currency fluctuation and achieve a consistent basis for comparison.
About Torrid
TORRID is a direct-to-consumer brand in North America dedicated to offering a diverse assortment of stylish apparel, intimates, and accessories skillfully designed for the curvy woman. Specializing in sizes 10 to 30, our primary focus is on providing fashionable, comfortable, and affordable options that meet the unique needs of our customers. Our extensive collection features high quality merchandise, including tops, bottoms, denim, dresses, intimates, activewear, footwear, and accessories. Our products are exclusive to us, and each product is meticulously crafted to cater to the needs of the curvy woman, empowering her to love the way she looks and feels. Our collections are artfully curated to suit all aspects of our customers’ lives, including casual weekends, work, dressy and special occasions. Understanding the importance of affordability, we aim to keep our prices reasonable without compromising on quality. This allows us to build a meaningful connection with our customers, distinguishing us from other brands that often overlook plus- and mid-size consumers. Our brand experience and product offerings establish us as a differentiated and reliable choice for plus- and mid-size customers, which we believe sets us apart in the market. We strive to be everything our customer needs in her closet, consistently delivering products that make her feel confident and stylish.
Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management utilizes certain non-GAAP performance measures, such as Adjusted EBITDA, for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.
Adjusted EBITDA is a supplemental measure of our operating performance that is neither required by, nor presented in accordance with, GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA represents GAAP net income (loss) plus interest expense less interest income, net of other expense (income), plus provision for income taxes, depreciation and amortization (“EBITDA”), and share-based compensation, non-cash deductions and charges, and other expenses.
We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to ongoing operating performance. We also use

Adjusted EBITDA as one of the primary methods for planning and forecasting the overall expected performance of our business and for evaluating on a quarterly and annual basis, actual results against such expectations.
Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and, as such, use it internally to report and analyze our results and as a benchmark to determine certain non-equity incentive payments made to executives.
Adjusted EBITDA has limitations as an analytical tool. This measure is not a measurement of our financial performance under GAAP and should not be considered in isolation or as an alternative to or substitute for net income (loss), income (loss) from operations, earnings (loss) per share or any other performance measures determined in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
Forward-Looking Statements
Certain statements made in this earnings release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this earnings release are forward-looking statements. Forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology). For example, all statements we make relating to our expected second quarter of fiscal 2026, our full year fiscal 2026 performance, our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:
•changes in consumer spending and general economic conditions;
•the negative impact on our revenue and profitability as a result of the imposition of new or increased duties or tariffs on goods from the countries where we manufacture our merchandise which, among other things, could limit our ability to manufacture products in cost-effective countries and require us to absorb costs or pass costs onto customers;
•ongoing or threats of war, terrorism and other catastrophes, including natural disasters, that could negatively impact our business;
•the interruption of the flow of merchandise from international manufacturers;
•the negative impact on interest expense as a result of high interest rates;
•inflationary pressures with respect to labor and raw materials and global supply chain constraints that could increase our expenses;
•our ability to identify and respond to new and changing product trends, consumer shopping preferences and other related factors, including the increasing use of glucagon-like peptide-1 (“GLP-1”) medications;
•our dependence on a strong brand image;
•increased competition from other brands and retailers;
•our reliance on third parties to drive traffic to our website;
•the success of the shopping centers in which our stores are located;
•our ability to develop and maintain a relevant and reliable omni-channel experience for our customers;
•our dependence upon independent third parties for the manufacture of all of our merchandise;
•availability constraints and price volatility in the raw materials used to manufacture our products;
•exposure to risks inherent in doing business globally as a result of sourcing a significant amount of our products from various countries;
•shortages of inventory, delayed shipments to our e-Commerce customers and harm to our reputation due to difficulties or shut-down of our distribution facility;

•our reliance upon independent third-party transportation providers for substantially all of our product shipments;
•our growth strategy, including our retail store optimization strategy;
•our failure to attract and retain employees that reflect our brand image, embody our culture and possess the appropriate skill set;
•damage to our reputation arising from our use of social media, email and text messages;
•our reliance on third parties for the provision of certain services, including real estate management;
•our dependence upon key members of our executive management team;
•our reliance on information systems, including artificial intelligence and machine learning technologies;
•system security risk issues that could disrupt our internal operations or information technology services;
•unauthorized disclosure of sensitive or confidential information, whether through a breach of our computer system, third-party computer systems we rely on, or otherwise;
•our failure to comply with federal and state laws and regulations and industry standards relating to privacy, data protection, advertising and consumer protection;
•payment-related risks that could increase our operating costs or subject us to potential liability;
•claims made against us resulting in litigation;
•changes in laws and regulations applicable to our business;
•regulatory actions or recalls arising from issues with product safety;
•the adverse impact of rulemaking changes implemented by the Consumer Financial Protection Bureau on our income streams, profitability and results of operations;
•our inability to protect our trademarks or other intellectual property rights;
•our substantial indebtedness and lease obligations;
•restrictions imposed by our indebtedness on our current and future operations;
•changes in tax laws or regulations or in our operations that may impact our effective tax rate;
•the possibility that we may recognize impairments of definite-lived assets; and
•our failure to maintain adequate internal control over financial reporting.
The outcome of the events described in any of our forward-looking statements are also subject to risks, uncertainties and other factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2026 and in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made in this earnings release in the context of these risks and uncertainties.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the effect of known factors, and, it is impossible for us to anticipate all factors that could affect our actual results. We caution you that the important factors referenced above may not include all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the outcomes or affect us or our operations in the way we expect. The forward-looking statements included in this earnings release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except to the extent required by law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.
Investors and others should note that we may announce material information to our investors using our investor relations website (https://investors.torrid.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our investors and the public about our company, our business and other issues. It is possible that the information that we post on social media could be deemed to be material information. We therefore encourage investors to visit these websites from time to time. The information contained on such websites and social media posts is not incorporated by reference into this filing. Further, our references to website URLs in this filing are intended to be inactive textual references only.

Investors
Tom Filandro
Lyn Walther
IR@torrid.com
Media
Joele Frank, Wilkinson Brimmer Katcher
Michael Freitag / Arielle Rothstein / Lyle Weston
Media@torrid.com

TORRID HOLDINGS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended
	May 2, 2026	May 3, 2025
Net sales	$245,800	$265,965
Cost of goods sold	158,982	164,563
Gross profit	86,818	101,402
Selling, general and administrative expenses	63,713	70,016
Marketing expenses	14,542	15,359
Income from operations	8,563	16,027
Interest expense	7,719	8,161
Interest income, net of other (income) expense	(27)	(706)
Income before income taxes	871	8,572
Provision for income taxes	457	2,632
Net income	$414	$5,940

Net earnings per share:
Basic	$—	$0.06
Diluted	$—	$0.06
Weighted average number of shares:
Basic	99,387	104,915
Diluted	99,546	106,041

Other comprehensive income:
Foreign currency translation adjustment	15	375
Total other comprehensive income	15	375
Comprehensive income	$429	$6,315

TORRID HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share data)

	May 2, 2026	January 31, 2026	May 3, 2025
Assets
Current assets:
Cash and cash equivalents	$22,841	$20,023	$23,693
Restricted cash	421	421	399
Inventory	142,642	136,483	149,570
Prepaid expenses and other current assets	26,666	24,564	26,905
Prepaid income taxes	11,866	11,991	1,824
Total current assets	204,436	193,482	202,391
Property and equipment, net	50,759	51,632	71,521
Operating lease right-of-use assets	101,244	108,191	132,672
Deposits and other noncurrent assets	18,619	19,570	19,774
Deferred tax assets	19,065	19,065	16,620
Intangible asset	8,400	8,400	8,400
Total assets	$402,523	$400,340	$451,378
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	78,160	56,764	$62,146
Accrued and other current liabilities	97,797	106,446	107,083
Operating lease liabilities	29,597	32,171	38,661
Borrowings under credit facility	32,840	31,020	—
Current portion of term loan	16,144	16,144	16,144
Due to related parties	5,832	6,271	7,858
Income taxes payable	—	122	116
Total current liabilities	260,370	248,938	232,008
Noncurrent operating lease liabilities	94,349	100,884	125,407
Noncurrent debt, net	252,228	256,264	268,373
Deferred compensation	4,065	4,039	3,630
Other noncurrent liabilities	3,431	3,622	5,781
Total liabilities	614,443	613,747	635,199
Commitments and contingencies
Stockholders’ Deficit:
Preferred shares: $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding at May 2, 2026, January 31, 2026 and May 3, 2025	—	—	—
Common shares: $0.01 par value; 1,000,000,000 shares authorized; 105,529,383 and 99,498,475 shares issued and outstanding, respectively, at May 2, 2026; 105,344,216 and 99,313,308 shares issued and outstanding, respectively at January 31, 2026; and 105,000,414, shares issued and outstanding at May 3, 2025	1,055	1,053	1,050
Additional paid-in capital	145,776	144,720	140,981
Accumulated deficit	(337,889)	(338,303)	(325,329)
Accumulated other comprehensive loss	(591)	(606)	(523)
Common shares in treasury, at cost: 6,030,908 shares at May 2, 2026 and January 31, 2026; no shares at May 3, 2025	(20,271)	(20,271)	—
Total stockholders’ deficit	(211,920)	(213,407)	(183,821)
Total liabilities and stockholders’ deficit	$402,523	$400,340	$451,378

TORRID HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Three Months Ended
	May 2, 2026	May 3, 2025
OPERATING ACTIVITIES
Net income	$414	$5,940
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Write down of inventory	695	588
Operating right-of-use assets amortization	6,988	8,945
Depreciation and other amortization	6,708	9,774
Share-based compensation	2,019	1,469
Other, net	(673)	(2,806)
Changes in operating assets and liabilities:
Inventory	(6,848)	(1,410)
Prepaid expenses and other current assets	(2,102)	(2,398)
Prepaid income taxes	125	2,420
Deposits and other noncurrent assets	925	(877)
Accounts payable	20,503	(10,721)
Accrued and other current liabilities	(8,504)	(18,354)
Operating lease liabilities	(9,250)	(10,035)
Other noncurrent liabilities	714	121
Deferred compensation	26	(283)
Due to related parties	(439)	(504)
Income taxes payable	(122)	116
Net cash provided by (used in) operating activities	11,179	(18,015)
INVESTING ACTIVITIES
Purchases of property and equipment	(5,484)	(2,547)
Net cash used in investing activities	(5,484)	(2,547)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	154,610	50,490
Principal payments on revolving credit facility	(152,790)	(50,490)
Principal payments on term loan	(4,375)	(4,375)
Proceeds from issuances under share-based compensation plans	—	27
Withholding tax payments related to vesting of restricted stock units and awards and exercise of non qualified stock options	(158)	(326)
Share repurchase, including excise tax paid	(186)	—
Net cash used in financing activities	(2,899)	(4,674)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	22	406
Increase (decrease) in cash, cash equivalents and restricted cash	2,818	(24,830)
Cash, cash equivalents and restricted cash at beginning of period	20,444	48,922
Cash, cash equivalents and restricted cash at end of period	$23,262	$24,092
SUPPLEMENTAL INFORMATION
Cash paid during the period for interest related to the revolving credit facility and term loan	$5,212	$7,763
Cash paid during the period for income taxes	$453	$69
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment purchases included in accounts payable and accrued liabilities	$1,547	$1,521

Non-GAAP Reconciliation
The following table provides a reconciliation of net income to Adjusted EBITDA for the periods presented (in thousands):

	Three Months Ended
	May 2, 2026	May 3, 2025
Net income	$414	$5,940
Interest expense	7,719	8,161
Interest income, net of other (income) expense	(27)	(706)
Provision for income taxes	457	2,632
Depreciation and amortization(A)	6,343	9,394
Share-based compensation(B)	2,019	1,469
Noncash deductions and charges(C)	44	52
Other expenses(D)	670	186
Adjusted EBITDA	$17,639	$27,128

(A)Depreciation and amortization excludes amortization of debt issuance costs and original issue discount that are reflected in interest expense.
(B)During the three months ended May 2, 2026 and May 3, 2025, share-based compensation includes $0.8 million and $0.2 million, respectively, for awards that will be settled in cash as they are accounted for similar to awards settled in shares in accordance with ASC 718, Compensation—Stock Compensation.
(C)Noncash deductions and charges includes noncash losses on property and equipment disposals and the net impact of noncash rent expense.
(D)Other expenses include severance costs for certain key management positions, certain transaction and litigation fees, and the reimbursement of certain management expenses, primarily for travel, incurred by Sycamore on our behalf, which are not considered to be part of our core business.